Exhibit 99.1

Building a Great Midstream Partnership

News Release

Crestwood Midstream Partners Expands Bakken Shale Footprint with $750 Million Acquisition of Arrow Midstream

Following Inergy merger, transaction positions Crestwood among the largest full-service Bakken Shale midstream players

Visible growth from substantial producer crude oil development and synergies with Crestwood’s existing Bakken assets drives meaningful long-term accretion

Conference call to discuss transaction scheduled for October 10, 2013, at 11:00am ET

HOUSTON, Oct. 10, 2013 /PRNewswire/ — Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood” or the “Partnership”) today announced that its wholly-owned subsidiary, Crestwood Arrow Acquisition LLC (“Crestwood Arrow”), has entered into an agreement to acquire Arrow Midstream Holdings, LLC (“Arrow”), a privately-held midstream company, for approximately $750 million, subject to customary purchase price adjustments. The acquisition marks a continuation of Crestwood’s liquids-focused strategy by significantly expanding Crestwood’s operational footprint in the Bakken Shale and highlights the immediate benefits of the merger of Crestwood and Inergy Midstream, which was completed on Monday, October 7, 2013. The transaction is expected to be immediately accretive to Crestwood’s estimated distributable cash flow per limited partner unit in 2014, with growing accretion thereafter based upon projected production increases from the Arrow assets. The transaction is expected to close in the fourth quarter of 2013.

Arrow, through its wholly-owned subsidiaries, owns and operates substantial crude oil, natural gas and water gathering systems located on the Fort Berthold Indian Reservation in the core of the Bakken Shale in McKenzie and Dunn Counties, North Dakota. The system today consists of over 460 miles of gathering pipeline including 150 miles of crude oil gathering pipeline, 160 miles of natural gas gathering pipeline, and 150 miles of water gathering lines. Current volumes on the system are approximately 50,000 barrels per day (“Bbls/d”) of crude oil, 15 million cubic feet per day (“MMcf/d”) of rich natural gas and 8,500 Bbls/d of water. Additionally, the acquired assets include salt water disposal wells and a 23-acre central delivery point (“CDP”) with multiple pipeline take-away outlets and a fully-automated truck loading facility.

The Arrow gathering systems are anchored by long-term, primarily fee-based, gathering contracts with blue chip producers who have dedicated over 150,000 acres to Arrow including more than 1,000 potential drilling locations on the acreage. The producer customers are all world-class shale developers who have substantial development programs on the dedicated acreage and have identified the Bakken Shale as a significant driver of their future production growth. The contracts provide for fixed-fee gathering services with annual escalators for crude, natural gas and water gathering services. There are currently eight drilling rigs running in the area of dedication with additional rig activity in areas immediately adjacent to the system.

The Arrow systems are located approximately 60 miles southeast of Crestwood’s COLT Hub (“COLT”) crude rail and pipeline terminal, located in Williams County, North Dakota, and have direct connectivity with COLT through the Hiland and Tesoro crude oil pipeline systems. The COLT Hub is one of the Bakken Shale’s leading rail transportation avenues for East Coast and West Coast markets with current COLT Hub rail loading capacity being expanded to 160,000 Bbls/d. Many of Crestwood’s largest customers at COLT are also major purchasers of crude oil at the Arrow CDP, and the direct connectivity between Arrow and COLT provides significant opportunity for synergies and expanded customer services. By utilizing its existing Bakken infrastructure, market knowledge and midstream expertise across the value chain, Crestwood is well-positioned to link growing crude supply from the Arrow system to market demand at COLT, resulting in improved sales optionality and optimal pricing for Arrow producers while increasing supply sourcing options as well as overall demand and utilization for market customers at COLT.

“We are very excited about the addition of the Arrow assets to Crestwood’s rapidly expanding crude services business and our Bakken Shale footprint,” stated Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner. “We believe this transaction is a strong first step in executing Crestwood’s growth strategy following our recently closed merger with Inergy. The Bakken Shale is a core area for our future growth, and by extending our platform upstream of COLT, Crestwood will be expanding and optimizing the full suite of liquids value chain services we can provide for both our producer and demand-side customers. We are keenly focused on growing our crude oil and NGL businesses. After the close of this transaction, we will be one of the largest Bakken midstream service providers servicing approximately 18% of current total Bakken crude oil production. Nationwide, we will be handling over 470,000 Bbls/d of crude oil and NGLs in addition to over 2 billion cubic feet per day of natural gas through our gathering systems and transportation assets.”

Mr. Phillips added, “Because of the early integration efforts of Crestwood and Inergy’s commercial, operations and back-office teams in advance of the merger, the addition of the Arrow assets and operations will effectively be like a bolt-on acquisition. Additionally, our current operations at the nearby COLT Hub provide a base of operations to quickly integrate Arrow into the Crestwood operating model. We are very impressed with the operating platform the Arrow team has established in the area and are excited to transition the organization into the Crestwood family. Like Crestwood, the Arrow operational and commercial staff is committed to safe and reliable operations, first-class customer service, and active involvement and support for the communities and environments in which we operate. Importantly, Arrow has established a great local operating relationship with the Mandan, Hidatsa & Arikara Nation (“MHA”) and Crestwood is committed to maintaining and nurturing the MHA relationship as we jointly work to expand the systems, benefitting both producers and royalty owners in the area. The opportunity around our Bakken Shale position is significant, and we are very excited to shift our focus from the merger and the Arrow acquisition to the execution of our growth strategy across the midstream value chain.”

The Arrow system is currently undergoing an extensive expansion of its gas gathering capacity to capture current flared natural gas volumes. These enhancement projects, including line looping and system compression, are expected to be substantially complete in the fourth quarter of 2013. Thereafter, the systems will be primarily built-out with modest organic capital requirements of approximately $80 million over the next 18 to 24 months to reach targeted operational throughput capacities of 125,000 Bbls/d of crude oil, 100 MMcf/d of natural gas, and 40,000 Bbls/d of water.

Citi acted as exclusive financial advisor to Crestwood. In connection with the transaction, Crestwood has secured fully-committed debt financing from Citi Global Markets Inc. and fully-committed equity financing in the form of equity consideration paid directly to the seller as well as additional equity financing from undisclosed accredited investors. There are no financing contingencies to close the transaction.

Conference Call

Crestwood’s management team will hold a conference call with an accompanying slide presentation to review this transaction on Thursday, October 10 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). To participate in the call, dial 888-549-7880 and ask for the Crestwood Midstream Partners conference call. The slide presentation can be viewed and downloaded by going to the Investor Relations section of the Company’s website at http://www.crestwoodlp.com. The call will also be webcast live over the Internet and can be accessed from Crestwood’s website, and an archive will be available shortly after the call. A telephone replay will be accessible through October 17, 2013, by dialing 800-406-7325 and entering the passcode 4645313.

About Crestwood Midstream Partners LP

Houston, Texas, based Crestwood Midstream (NYSE: CMLP) is a master limited partnership that owns and operates midstream businesses in multiple unconventional shale resource plays across the United States. Crestwood Midstream is engaged in the gathering, processing, treating and compression of natural gas; transportation and storage of natural gas; transportation, fractionation, storage, and terminalling of NGLs; and storage and terminalling of crude oil. Prior to the merger of Crestwood Midstream Partners LP into Inergy Midstream, L.P., which was completed on October 7, 2013, the partnership was named Inergy Midstream, L.P. and was traded on the New York Stock Exchange under the ticker symbol “NRGM.” For more information about Crestwood, visit www.crestwoodlp.com.

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity (NYSE: CEQP) is a master limited partnership that owns the general partner interest (including the incentive distribution rights) and an approximate 4% limited partner interest of Crestwood Midstream. In addition, Crestwood Equity’s operations include a natural gas storage business in Texas and an NGL and crude oil supply and logistics business that serves customers in the United States and Canada. Prior to the merger of Crestwood Midstream Partners LP into Inergy Midstream, L.P., which was completed on October 7, 2013, Crestwood Equity Partners LP was named Inergy, L.P. and was traded on the New York Stock Exchange under the ticker symbol “NRGY.”

Forward Looking Statements

The statements in this communication regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood Midstream and Crestwood Equity management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood Midstream’s or Crestwood Equity’s financial condition, results of operations and cash flows include, without limitation, the risks that the Crestwood Midstream and Crestwood Equity businesses will not be integrated successfully or may take longer than anticipated; the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe; fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced within proximity of Crestwood Midstream or Crestwood Equity assets; failure or delays by customers in achieving expected production in their natural gas projects; competitive conditions in the industry and their impact on the ability of Crestwood Midstream or Crestwood Equity to connect natural gas supplies to Crestwood Midstream or Crestwood Equity gathering and processing assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; the ability of Crestwood Midstream or Crestwood Equity to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond Crestwood Midstream or Crestwood Equity’s control; timely receipt of necessary government approvals and permits, the ability of Crestwood Midstream or Crestwood Equity to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact either company’s ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to the substantial indebtedness of either company, as well as other factors disclosed in Crestwood Midstream and Crestwood Equity’s filings with the U.S. Securities and Exchange Commission. You should read filings made by Crestwood Midstream and Crestwood Equity with the U.S. Securities and Exchange Commission, including Annual Reports on Form 10-K for the year ended December 31, 2012 and September 30, 2012, respectively, and the most recent Quarterly Reports and Current Reports, for a more extensive list of factors that could affect results. Crestwood Midstream and Crestwood Equity do not assume any obligation to update these forward-looking statements.

CONTACTS

Crestwood

Mark Stockard

832-519-2207

mstockard@crestwoodlp.com

SOURCE Crestwood Midstream Partners LP; Crestwood Equity Partners LP